RIDER

Contract Number: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider provides guaranteed lifetime withdrawal benefits as described in Section 2.

We include this rider as part of this contract in return for the Application and the deduction of the GLWB Charge (see Section 10) from the Accumulated Value. If any provisions of this rider are in conflict with the terms of the base contract, the provisions of this rider will control. The base contract is the contract excluding any attached riders, amendments, or endorsements.

1. DEFINITIONS.

Covered Person. The person upon whose life the benefits of this rider are based. The Covered Person is shown on page 5-GLWB. See Section 7.

GLWB. Guaranteed Lifetime Withdrawal Benefit. GLWB Benefit Base. See Section 5.

GLWB Benefit Base Credit. See Section 5.1.

GLWB Benefit Base Guaranteed Minimum. See

Section 5.2

GLWB Calculation Date. The date on which we determine the initial Guaranteed Annual Withdrawal Amount. (See Section 3). It is the earliest of the following dates:

1)The date that you take the first Partial Surrender from this contract. (See Section 8.3 in the base contract.) That Partial Surrender is included in the Guaranteed Annual Withdrawal Amount for the Contract Year in which the surrender is taken.

2)The date that the Accumulated Value is reduced to zero, when that reduction in Accumulated Value is not the result of a surrender.

3)The Maximum Annuity Date.

The GLWB Calculation Date cannot be deferred to a date later than as described above.

Starting on the GLWB Calculation Date, Minimum Accumulated Value (Sections 5.7 and 8.3(3) in the base contract) does not apply.

GLWB Charge. See Section 10.

GLWB Excess Surrender. See Section 6.

Guaranteed Annual Withdrawal Amount. See

Section 3.

Guarantee Date. See Section 5.2. The Guarantee Date for this rider is shown on page 5-GLWB.

Required Minimum Distribution. If this contract was not issued as a Qualified Plan, the Required Minimum Distribution is zero. Otherwise, we determine the Required Minimum Distribution as follows:

1)For the calendar year that includes the Date of Issue, the Required Minimum Distribution is zero.

2)For each subsequent calendar year, the Required Minimum Distribution is the amount for that year, if any, that we determine for this contract according to Section 401(a)(9) of the Internal Revenue Code. We determine this amount as if this contract is your only Qualified Plan.

Rider Date of Issue. See page 5-GLWB.

Rider Quarterly Anniversary. A date that is a multiple of three months following the Rider Date of Issue, and on the same day of the month as the Rider Date of Issue.

Step Up. See Section 5.

ICC20 WR-ZG-GLWB	page ZG-1	$ZG#IC

Contract Number:	A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

2. THE BENEFIT. While this rider is in force, no		4. WITHDRAWAL PERCENTAGE. The Withdrawal
Surrender Charge will apply to Partial Surrenders		Percentage for this rider is set on the GLWB
as long as the total amount surrendered in a		Calculation Date using the Contract Age of the
Contract Year is less than or equal to the		Covered Person on that date. See the Withdrawal
Guaranteed Annual Withdrawal Amount for that		Percentage table on page 5-GLWB.
Contract Year. (See Section 3.)	In any Contract	Once that Withdrawal Percentage is set on the GLWB
Year, if you surrender less than the Guaranteed
Calculation Date, it cannot change.
Annual Withdrawal Amount, the amount not

surrendered will not be applied to increase the		5. GLWB BENEFIT BASE. If the Rider Date of Issue is
Guaranteed Annual Withdrawal Amount in		the same as the Date of Issue of the base contract,
subsequent years.		the GLWB Benefit Base on the Rider Date of Issue is
Partial Surrenders that do not exceed the		equal to the Initial Premium. Otherwise, the GLWB
Benefit Base on the Rider Date of Issue is equal to
Guaranteed Annual Withdrawal Amount for that		the Accumulated Value as of the Rider Date of Issue.
Contract Year will not decrease the GLWB Benefit		Thereafter, the GLWB Benefit Base will be adjusted
Base. (See Section 5.)
as described below, not to exceed the Maximum

Partial Surrenders will decrease the Accumulated		GLWB Benefit Base shown on page 5-GLWB.
Value.		1) When a premium is allocated under this

If the Accumulated Value is reduced to zero and		contract (see Section 4.2 in the base contract),
the GLWB Benefit Base is increased by the
the GLWB Benefit Base is not zero, we will pay you
amount of that premium.
the Guaranteed Annual Withdrawal Amount each

year while the Covered Person is living. Those		2) At each Contract Anniversary, the GLWB Benefit
Guaranteed Annual Withdrawal Amounts will be		Base will be increased as in (a) and (b) below, in
paid under a settlement agreement that we will		the respective order shown.
issue.		a) The GLWB Benefit Base will be increased by

3. GUARANTEED ANNUAL WITHDRAWAL		any Credit Amount applicable for that
AMOUNT. This rider will have a Guaranteed		Contract Anniversary. (See Section 5.1.)

Annual Withdrawal Amount for the life of the		b) The resulting GLWB Benefit Base is
Covered Person, provided that the rider has not
compared to the Accumulated Value.
otherwise terminated (see Section 12
i) Step Up: If the GLWB Benefit Base is
TERMINATION).
less than that Accumulated Value, the
The initial Guaranteed Annual Withdrawal Amount		GLWB Benefit Base will Step Up to equal
is determined on the GLWB Calculation Date as:		the Accumulated Value.
1) The Withdrawal Percentage (see Section 4);		ii) If the GLWB Benefit Base is not less than
the Accumulated Value, no Step Up will

Multiplied by		be made.
2) The GLWB Benefit Base (see Section 5) on that		3) On the Guarantee Date shown on page 5-GLWB,
we will make any adjustment to the GLWB
date.
Benefit Base pursuant to Section 5.2 GLWB

On each Contract Anniversary thereafter while this		Benefit Base Guaranteed Minimum.
rider is in force, the Guaranteed Annual		4) As of any day that you have made a GLWB
Withdrawal Amount will be redetermined as:
Excess Surrender, the GLWB Benefit Base is

1) The Withdrawal Percentage (see Section 4);		decreased as described in Section 6.

Multiplied by		The GLWB Benefit Base is used only for calculating
benefits and the GLWB Charge. It cannot be taken

2) The GLWB Benefit Base (see Section 5) on that		as a Full or Partial Surrender (see Section 8.2 and
8.3 in the base contract), and it is not payable as
Contract Anniversary.
part of Death Proceeds.

(continued)
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Contract Number: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

5.1GLWB BENEFIT BASE CREDIT. The GLWB Benefit Base will be increased by the Credit Amount on each Contract Anniversary during a Credit Period if no surrender was made during the immediately prior Contract Year.

Credit Amount. The Credit Amount is calculated as the Credit Base multiplied by the Credit Percentage shown on page 5-GLWB.

The initial Credit Amount is calculated at the beginning of the first Credit Period. A new Credit Amount is calculated at the beginning of any new Credit Period.

Credit Base. If the Rider Date of Issue is the same as the Date of Issue of the base contract, the Credit Base equals the Initial Premium. Otherwise, the Credit Base equals the Accumulated Value on the Rider Date of Issue. Thereafter, the Credit Base is increased and decreased as follows:

1)Credit Base increase.

a)If additional premium is allocated under this contract, the Credit Base is increasing by the amount of that premium. That new Credit Base is used starting on the next Contract Anniversary.

b)If the GLWB Benefit Base increases due to Step Up (see Section 5(2)), the Credit Base is increased to equal the GLWB Benefit Base. That new Credit Base is used starting on the Contract Anniversary one year following the Step Up.

2)Credit Base decrease.

a)If the GLWB Benefit Base decreases as a result of a GLWB Excess Surrender (see Section 6), the Credit Base is decreased by the ratio of:

i)The amount of the GLWB Excess Surrender:

Divided by

ii)The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

That new Credit Base is used starting on the next Contract Anniversary.

Credit Period. The first Credit Period begins on the Rider Date of Issue. Thereafter, a new Credit Period begins on any Contract Anniversary on which a GLWB Benefit Base Step Up (see (1)(b) above) causes the Credit Base to increase.

The last Credit Period ends on the earliest of the following dates:

1)The date that a surrender or charge reduces the Accumulated Value to zero.

2)The later of the 10th Contract Anniversary after the Rider Date of Issue and the Contract Anniversary 10 years after the latest Contract Anniversary on which a GLWB Benefit Base increase due to Step Up (see (1)(b) above) caused the Credit Base to increase.

3)The Contract Anniversary when the Covered Person reaches Contract Age 80.

If the last Credit Period ends as in (2) or (3) immediately above, a Credit Amount will be added to the GLWB Benefit Base on the Contract Anniversary on which the Credit Period ended.

Any GLWB Benefit Base Credit or any increase to the Credit Base does not increase the Accumulated Value of this contract, cannot be taken as a Full or Partial Surrender (see Section 8.2 and 8.3 in the base contract), and is not payable as part of Death Proceeds.

(continued)

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Contract Number: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

5.2GLWB BENEFIT BASE GUARANTEED MINIMUM. The GLWB Benefit Base on the Guarantee Date will not be less than the GLWB Benefit Base Guaranteed Minimum if none of the following has occurred prior to that date:

1)A partial surrender has been made.

2)The Accumulated Value has been reduced to zero.

The Guarantee Date is shown on page 5-GLWB.

The GLWB Benefit Base Guaranteed Minimum is calculated using the premium amounts allocated under this contract. It is calculated as the sum of the following:

1)For premium allocated in the first Contract Year

a)That premium Multiplied by

b)The factor for premium allocated in the first Contract Year (see page 5-GLWB).

2)For premium allocated in subsequent Contract Years and no later than one day before the Guarantee Date.

a)That premium

Multiplied by

b)The factor for premium allocated in subsequent Contract Years (see page 5-GLWB).

Section 4.2 in the base contract describes when premiums are allocated.

On the Guarantee Date, after all other adjustments to the GLWB Benefit Base on that Contract Anniversary (see Section 5(2)), we will compare the GLWB Benefit Base to the GLWB Benefit Base Guaranteed Minimum.

1)If the GLWB Benefit Base is less than the GLWB Benefit Base Guaranteed Minimum, the GLWB Benefit Base will be adjusted to equal the GLWB Benefit Base Guaranteed Minimum.

2)If the GLWB Benefit Base is not less than the GLWB Benefit Base Guaranteed Minimum, no further adjustment will be made to the GLWB Benefit Base.

Any benefit under this Section 5.2 ceases following the Guarantee Date.

The GLWB Benefit Base Guaranteed Minimum does not increase the Accumulated Value of this contract, cannot be taken as a Full or Partial Surrender (see Section 8.2 and 8.3 in the base contract), and is not payable as part of Death Proceeds.

6.GLWB EXCESS SURRENDER. You have made a GLWB Excess Surrender on any day in a Contract Year that you make a Partial Surrender and the sum of Partial Surrenders taken in that Contract Year exceeds the Guaranteed Annual Withdrawal Amount, except if the Partial Surrender made meets the Required Minimum Distribution Exception in Section 6.1.

The amount of the GLWB Excess Surrender is the sum of the Partial Surrenders taken in that Contract Year less the Guaranteed Annual Withdrawal Amount. If you take a GLWB Excess Surrender in a Contract Year, then the amount of any subsequent Partial Surrender you take in that Contract Year will also be a GLWB Excess Surrender.

A GLWB Excess Surrender reduces the GLWB Benefit Base. As of any day that you have made a GLWB Excess Surrender, the GLWB Benefit Base (see Section 5) is decreased by the ratio of:

1)The amount of the GLWB Excess Surrender; Divided by

2)The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

You may surrender without a Surrender Charge the amounts described in Section 8.4(2)(a) and 8.4(2)(b) in the base contract. However, if the amounts surrendered are in excess of the Guaranteed Annual Withdrawal Amount and not eligible for the Required Minimum Distribution Exception (see Section 6.1), they are GLWB Excess Surrenders and will impact the GLWB Benefit Base as described above.

A GLWB Excess Surrender may reduce the GLWB Benefit Base and the Guaranteed Annual Withdrawal Amount by more than the amount of the GLWB Excess Surrender.

(continued)

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Contract Number: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

6.1REQUIRED MINIMUM DISTRIBUTION EXCEPTION. If a Required Minimum Distribution is greater than the Guaranteed Annual Withdrawal Amount, you may take Partial Surrenders up to the Required Minimum Distribution amount as determined below without it being considered a GLWB Excess Surrender.

The cumulative Partial Surrenders that may be taken in a Contract Year without being considered a GLWB Excess Surrender are the greater of the following:

1)During the portion of a Contract Year from the Contract Anniversary to the end of the calendar year that includes that Contract Anniversary:

a)You may make cumulative Partial Surrenders up to the Required Minimum Distribution Amount for the calendar year that includes that Contract Anniversary without having them considered as a GLWB Excess Surrender.

b)Any Partial Surrenders in excess of the greater of the amount in (a) above and the Guaranteed Annual Withdrawal Amount will be considered as a GLWB Excess Surrender.

2)During the portion of a Contract Year from the first day of the subsequent calendar year to the end of that Contract Year:

a)If you did not make cumulative Partial Surrenders up to the Required Minimum Distribution Amount as in (1)(a) above, you may make cumulative Partial Surrenders up to the greater of the following without having them considered a GLWB Excess Surrender:

i)The Required Minimum Distribution for that prior calendar year.

ii)The Required Minimum Distribution for the subsequent calendar year.

b)If you made cumulative Partial Surrenders in the prior calendar year as in (1)(a) and (1)(b) above, any Partial Surrenders made will be considered a GLWB Excess Surrender.

7.COVERED PERSON. The Covered Person cannot be changed.

8.GLWB DEATH BENEFIT. In Section 9.2 of the base contract, the second paragraph and its numbered list are replaced with the following:

The amount of Death Proceeds is the greatest of the following:

1)The Accumulated Value.

2)The Standard Death Benefit (see Section 9.3).

3)The GLWB Death Benefit.

The GLWB Death Benefit on any day is equal to the adjusted sum of premiums determined as follows:

1)As of the day a premium is allocated to this contract, the sum is increased by the amount of that premium. If the Rider Date of Issue is after the Date of Issue of the base contract, the Accumulated Value on the Rider Date of Issue is considered a premium for purposes of this provision.

2)As of the day that a Partial Surrender is made that is not a GLWB Excess Surrender, the sum is decreased by the amount of the Partial Surrender.

3)As of the day that you have made a GLWB Excess Surrender (see Section 6), the sum is first decreased by the amount of the Partial Surrender that is not a GLWB Excess Surrender, and then is decreased by the ratio of:

a)The amount of the GLWB Excess Surrender;

Divided by

b)The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

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Contract Number:		A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

9. GLWB REQUIREMENTS.			c) Any additional premium payments
1) Premiums and Accumulated Value must be			allocated after the Valuation Period during
which we receive Notice (see (b) above) will
allocated or transferred to the Fixed Account
be allocated at the end of the Valuation
or to subaccounts of the Variable Account
Period during which we receive them
using the allowed allocation percentages for
according to the new allocation targets.
	the Allocation Groups listed on page 5-GLWB.		d) On each subsequent Rider Quarterly
We may reassign subaccounts or the Fixed
Anniversary, after all other transactions
	Account to different Allocation Groups after		and allocations to or from the
	the Rider Date of Issue, and we may eliminate		subaccounts, the Accumulated Value will
	subaccounts or the Fixed Account from the		be automatically rebalanced according to
	Allocation Groups. Any such changes will be		the new allocation targets. The rebalancing
	communicated to you in writing.		will occur at the end of the Valuation
2)	Initial allocation targets.		Period during which the Rider Quarterly
Anniversary occurs.

	a)	In the application, you selected initial	If that Rider Quarterly Anniversary is a day
		allocation targets within those Allocation	that doesn't exist in that month, for
		Ranges. Premiums are allocated according	purposes of rebalancing, that Rider
		to the initial allocation targets. The Initial	Quarterly Anniversary will be considered
		Premium is allocated on the Rider Date of	to be the latest existing day in that month
		Issue according to the initial allocation	that is prior to that Rider Quarterly
		targets. All other premiums are allocated	Anniversary.
		at the end of the Valuation Period during	4) If we reassign subaccounts or the Fixed
which we receive them.
Account to different Allocation Groups after

	b)	On each Rider Quarterly Anniversary, after	the Rider Date of Issue, we will reallocate the
		all other transactions and allocations to or	Accumulated Value according to Section
		from the subaccounts, the Accumulated	9(3)(d) above.
		Value will be automatically rebalanced	If we eliminate subaccounts or the Fixed
according to the initial allocation targets
Account from the Allocation Groups, we will
you selected. The rebalancing will occur
reallocate the Accumulated Value on the
at the end of the Valuation Period during
effective date that the subaccount or the Fixed
		which the Rider Quarterly Anniversary	Account was eliminated. Thereafter, we will
		occurs.	reallocate the Accumulated Value according to
		If a Rider Quarterly Anniversary is a day	Section 9(3)(d) above.

		that doesn't exist in that month, for	5) Automatic transfers under Sections 5.3 and
		purposes of rebalancing, that Rider	Section 5.4 in this contract are not permitted.
		Quarterly Anniversary will be considered	10. GLWB CHARGE. The GLWB Charge is the
to be the latest existing day in that month
charge for this rider. It will be calculated as:
that is prior to that Rider Quarterly

		Anniversary.	1) The GLWB Benefit Base;

3)	New allocation targets.		Multiplied by
	a)	While this rider is in force, you may select	2) The GLWB Charge Rate divided by four.
		new allocation targets within those	The GLWB Benefit Base in (1) above includes any
Allocation Ranges. You choose new
changes to the GLWB Benefit Base that occur before
allocation targets by giving Notice.
and on that Rider Quarterly Anniversary. If a Rider

	b)	At the end of the Valuation Period during	Quarterly Anniversary is a day that doesn't exist in
		which we receive Notice, we will reallocate	that month, for purposes of calculating the GLWB
		the Accumulated Value according to the	Charge, that Rider Quarterly Anniversary will be
		new allocation targets. This reallocation	considered to be the latest existing day in that
		according to the new allocation targets is	month that is prior to the Rider Quarterly
		considered a transfer. (See Section 5.2(5)	Anniversary.
(continued)
in the base contract.)

ICC20 WR-ZG-GLWB		page ZG-6

Contract Number:	A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT	(continued)

We may change the GLWB Charge Rate in (2) above at any time. It will never exceed the Maximum GLWB Charge Rate shown on page 5-GLWB. The GLWB Charge Rate above includes any changes to the GLWB Charge Rate that occur before and on that Rider Quarterly Anniversary.

The first GLWB Charge will be deducted on the first Rider Quarterly Anniversary for the three-month period that started on the Rider Date of Issue. Thereafter, the GLWB Charge for each three-month period will be deducted on the Rider Quarterly Anniversary immediately after that three-month period. If a Rider Quarterly Anniversary falls on a day that doesn't exist in that month, the GLWB Charge will be deducted on the next available day.

The GLWB Charge will be deducted:

1)From the accumulated values for this contract in the subaccounts;

11.ANNUAL REPORT. This contract's annual report (see Section 2.10 in the base contract) will include the following information:

1)The current GLWB Benefit Base.

2)The current Guaranteed Annual Withdrawal Amount.

12.TERMINATION. This rider will terminate on the earliest of the following dates:

1)The date this contract terminates.

2)The date we receive due proof of the death of the Covered Person.

3)The date that the GLWB Benefit Base is reduced to zero.

4)The date at least two years after the Rider Date of Issue that we receive your Notice to cancel this rider.

2) On a pro rata basis according to the ratio for	5) The date you elect to receive proceeds from a
this contract of the accumulated value in each
Full Surrender under a settlement option.
subaccount to the sum of accumulated values
(See Section 13.3a in the base contract.)
in the subaccounts.

If accumulated values for this contract in the	6) The Maximum Annuity Date.

subaccounts are depleted by the GLWB Charge, any	13. ADDITIONAL PLAN OF SETTLEMENT. If this
remaining GLWB Charge will be taken from the	rider terminates on the Maximum Annuity Date as
accumulated value for this contract in the Fixed	in Section 12(5) above, in addition to the plans of
Account.	settlement in Section 13.2 in the base contract, the
At rider termination (see Section 12), the GLWB	following option will be available beginning on the
Maximum Annuity Date. If you elect this option,
Charge will be deducted for the final three-month
income will be paid only under this settlement
period or portion thereof that the rider was in
option.
force. If rider termination occurs less than three

months after the most recent Rider Quarterly	Guaranteed Annual Withdrawal Amount
Anniversary, the final GLWB Charge will be	Settlement Option. We will pay you the
adjusted proportionately to reflect the time period	Guaranteed Annual Withdrawal Amount each year
that the rider was in force. The final GLWB Charge	while at least one Covered Person is living. Those
will be deducted immediately on the rider	Guaranteed Annual Withdrawal Amounts will be
termination date. Thereafter, the GLWB Charge will	paid under a settlement agreement that we will
cease.	issue.

Signed for Thrivent Financial for Lutherans

President

Secretary

ICC20 WR-ZG-GLWB	page ZG-7